Exhibit 4.6

                                                     Form of Settlement Contract


                                  CONFIRMATION

From:    MACRO Securities Depositor, LLC
         MACROShares Up Oil Benchmark Holding Trust

To:      MACRO Securities Depositor, LLC
         MACROShares Down Oil Benchmark Holding Trust

Date:    June    , 2006
              ---

Re:      Settlement Contracts

--------------------------------------------------------------------------------

Ladies and Gentlemen:

         This communication (this "Master Confirmation") is intended to supplement the terms and conditions of the futures transactions entered into between us from time to time as set forth below (each a "Settlement Contract"). Each Settlement Contract shall be a "Transaction" under the Agreement described below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Master Confirmation. Any capitalized terms used but not defined herein, in any Supplemental Confirmation (as described below) or in the Definitions shall have the meanings set forth in the MACROShares Up Oil Benchmark Holding Trust Agreement (the "Down-MACRO Holding Trust Agreement") or the MACROShares Down Oil Benchmark Holding Agreement (the "Up-MACRO Holding Trust Agreement"), each dated as of June , 2006, among Macro Securities Depositor, LLC, [ ], as Trustee, and [ ], as Administrative Agent and Marketing Agent.

         This Master Confirmation, taken alone, is neither a commitment by either party to enter into any Transaction nor evidence of a Transaction. The terms of any particular Transaction shall be set forth in a Supplemental Confirmation in the form of Schedule A hereto and which references this Master Confirmation, in which event the terms and provisions of this Master Confirmation shall be deemed to be incorporated into and made a part of each such Supplemental Confirmation. This Master Confirmation and each Supplemental Confirmation together shall constitute a "Confirmation" as referred to in the Agreement. Any such Confirmation shall supplement, form a part of, and be subject to, the ISDA Master Agreement (Multicurrency-Cross Border) dated as of June , 2006, as amended and supplemented from time to time (the "Agreement"), between the MACROShares Up Oil Benchmark Holding Trust (the "Up-MACRO Holding Trust") and the MACROShares Down Oil Benchmark Holding Trust (the "Down-MACRO Holding Trust"). All provisions contained in the Agreement shall govern this Master Confirmation and the related Supplemental Confirmation relating to a Settlement Contract except as expressly modified below or in the related Supplemental Confirmation. With respect to any relevant Settlement Contract, the Agreement, this Master Confirmation and the related Supplemental Confirmation shall represent the entire agreement and understanding of the parties with respect to the subject matter and terms of such Settlement Contract and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

         If, in relation to any Settlement Contract to which this Master Confirmation and a related Supplemental Confirmation relate, there is any inconsistency between the Agreement, this Master Confirmation, such Supplemental Confirmation and the Definitions that are incorporated into this Master Confirmation, the following will prevail for purposes of such Settlement Contract in the order of precedence indicated: (i) such Supplemental Confirmation; (ii) this Master Confirmation; (iii) the Definitions and (iv) the Agreement.

2.       General Terms:
Trade Date:                        For each Settlement Contract, as set forth in
                                   the related Supplemental Confirmation.

Settlement Payment Date:           For each Settlement Contract, the earlier of
                                   ____ __, 2026 which is the Final Scheduled
                                   Termination Date, (ii) an Early Termination
                                   Date (as used herein having the meaning set forth in the Up-MACRO Holding Trust Agreement and the Down-MACRO Holding Trust Agreement) and (iii) the Redemption Date involving the Up-Macro Holding Shares and Down-Macro
                                   Holding Shares composing a Macro Unit
                                   corresponding to such Settlement Contract. A
                                   Settlement Payment Date shall occur upon the redemption of any Up-MACRO Holding Shares or Down-MACRO Holding Shares for a number of individual Settlement Contracts equal to (i) in the case of an Early Termination Date or the Final Scheduled Termination Date, the number of MACRO Units representing all Up-MACRO and Down-MACRO Holding Shares
                                   Outstanding, (ii) in the case of a Paired
                                   Optional Redemption, the number of MACRO
                                   Units representing the Up-MACRO and
                                   Down-MACRO Holding Shares being redeemed, and
                                   (iii) in the case of an Up-MACRO or
                                   Down-MACRO Proportional Mandatory Redemption, the number of Up-MACRO and Down-MACRO Holding
                                   Shares being redeemed on the related
                                   Redemption Date. For the avoidance of doubt, each Settlement Contract shall have only one
                                   Settlement Payment Date, and following such Settlement Payment Date neither party shall have any obligations other than with respect to the Up-MACRO Settlement Payment or Down-MACRO Settlement Payment owed by it.

Settlement Payment Payer:          If the Ending Level (i) as of the last Price
                                   Determination Day preceding the Settlement
                                   Payment Date, in the case of the Final
                                   Scheduled Termination Date, (ii) as of the
                                   Termination Trigger Date, in the case of an Early Termination Date or a Redemption Date for an Up-MACRO or Down-MACRO Proportional
                                   Mandatory Redemption, and (iii) on such
                                   Settlement Payment Date in the case of a Redemption Date for a Paired Optional
                                   Redemption, the dates specified in (i), (ii) and (iii) above, each a "Relevant Measurement
                                   Date" for a Settlement Contract is above the Starting Level, the Down-MACRO Holding Trust will pay the Down-MACRO Settlement Payment to the Up-MACRO Holding Trust on such Settlement
                                   Payment Date. If the Ending Level as of the
                                   Relevant Measurement Date (as described in the preceding sentence) is below the Starting
                                   Level, the Up-MACRO Holding Trust will pay the Up-MACRO Settlement Payment to the Down-MACRO Holding Trust on such Settlement
                                   Payment Date.

                                   If the Settlement Payment Date for any
                                   Settlement Contract is not a Distribution
                                   Date, the Down-MACRO Holding Trust or the
                                   Up-MACRO Holding Trust, as applicable, will instead of cash deliver Treasuries with a Value equal to any Down-MACRO Settlement Payment or Up-MACRO Settlement Payment, as applicable, owed on such date.

Up-MACRO
Settlement Payment:                With respect to any Settlement Payment Date,
                                   for each Settlement Contract settled on that date, an amount equal to: (a) if the Up-MACRO
                                   Underlying Value on the Relevant Measurement
                                   Date is greater than or equal to the Up-MACRO
                                   Asset Amount on such date, zero; and (b) if the Up-MACRO Underlying Value on the Relevant
                                   Measurement Date is less than the Up-MACRO
                                   Asset Amount on such date, an amount equal to
                                   (i) the excess of such Up-MACRO Asset Amount over such Up-MACRO Underlying Value divided by (ii) the number of outstanding Settlement
                                   Contracts immediately prior to such
                                   Settlement Payment Date.

Down-MACRO
Settlement Payment:                With respect to any Settlement Payment Date,
                                   for each Settlement Contract settled on that date, an amount equal to: (a) if the Down-MACRO Underlying Value on the Relevant
                                   Measurement Date is greater than or equal to the Down-MACRO Asset Amount on such date, zero; and (b) if the Down-MACRO Underlying
                                   Value on the Relevant Measurement Date is less than the Down-MACRO Asset Amount on such date, an amount equal to (i) the excess of such Down-MACRO Asset Amount over such Down-MACRO Underlying Value divided by (ii) the number of outstanding Settlement
                                   Contracts immediately prior to such
                                   Settlement Payment Date.

Starting Level:                    Initially USD ______/barrel for any
                                   Distribution Day, subject to adjustment in connection with an Up-MACRO or Down-MACRO
                                   Recapitalization Event.

Ending Level:                      With respect to any Price Determination Day,
                                   the Applicable Reference Price of Crude Oil on such Price Determination Day.

Applicable Reference               Has the meaning set forth in the Up-Macro
Price of Crude Oil:                Holding Trust Agreement and the Down-Macro
                                   Trust Agreement.

Price Determination Day:           Has the meaning set forth in the Up-MACRO
                                   Holding Trust Agreement and the Down-MACRO
                                   Holding Trust Agreement.

Calculation Agent:                 The Administrative Agent

3.       Account Details:

Account(s) for payments to Up-MACRO Holding Trust:

Account(s) for payments to Down-MACRO Holding Trust:

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.



                                   Yours sincerely,

                                   MACROSHARES UP OIL BENCHMARK HOLDING TRUST

                                   By: [                                ,]
                                        not in its individual capacity but
                                        solely as Up-MACRO Holding Trustee



                                   By:
                                       ----------------------------------
                                       Name:
                                       Title:

Confirmed as of the
date first above written:

MACROSHARES DOWN OIL BENCHMARK HOLDING TRUST

By: [                                   ,]
     not in its individual capacity but
     solely as Down-MACRO Holding Trustee



By:
    ---------------------------------------
    Name:
    Title:

                                   Schedule A
                                   ----------

                                               Form of Supplemental Confirmation
                                               ---------------------------------

From:    MACRO Securities Depositor, LLC
         MACROShares Up Oil Benchmark Holding Trust

To:      MACRO Securities Depositor, LLC
         MACROShares Down Oil Benchmark Holding Trust

Date:

Re:      Settlement Contracts

--------------------------------------------------------------------------------

Ladies and Gentlemen:

         The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Settlement Contracts entered into between us on the Trade Date set forth below. This Supplemental Confirmation is a binding contract between us as of the relevant Trade Date for the Settlement Contracts referenced below.

         The definitions and provisions contained in the Master Confirmation specified below are incorporated into this Supplemental Confirmation. In the event of any inconsistency between those definitions and provisions and this Supplemental Confirmation, this Supplemental Confirmation will govern.

         This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of June __, 2006 (the "Master Confirmation") between us, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below, including, without limitation, all representations and covenants, which are deemed to be repeated by each party hereto on the date hereof.


General Terms:
-------------

Trade Date:                        _________ __, 20__

Number of corresponding
MACRO Units:                       __________

Number of
Settlement Contracts:              __________

         Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.



                                   Yours sincerely,

                                   MACROSHARES UP OIL BENCHMARK HOLDING TRUST

                                   By: [                                ,]
                                        not in its individual capacity but
                                        solely as Up-MACRO Holding Trustee



                                   By:
                                       -----------------------------------
                                       Name:
                                       Title:

Confirmed as of the
date first above written:

MACROSHARES DOWN OIL BENCHMARK HOLDING TRUST

By: [                                     ,]
     not in its individual capacity but
     solely as Down-MACRO Holding Trustee



By:
   ---------------------------------------
   Name:
   Title: